UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 16, 2007

ZIOPHARM Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-32353	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas, 19th Floor
New York, NY 10036
(Address of principal executive offices) (Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On February 16, 2007, ZIOPHARM Oncology, Inc. (the “Company”) entered into securities purchase agreements and related documentation (the “Purchase Agreements”) with certain accredited institutional investors pursuant to which the Company agreed to sell a total of 5,910,047 shares of common stock (the “Shares”) in a private placement (the “Offering”) at a price of $5.225 per Share. In addition to the Shares, the Company agreed to issue to each investor a five-year warrant (each a “Warrant”) to purchase, at an exercise price of $5.75 per share, an additional number of shares of common stock equal to 20 percent of the Shares to be purchased by such investor in the Offering. In the aggregate, these Warrants entitle investors to purchase an additional 1,182,014 shares of common stock. Based on the Purchase Agreements, total gross proceeds from the Offering will be approximately $30.9 million, before deducting selling commissions and expenses.

In connection with the Offering, on February 16, 2007, the Company also entered into a related placement agent agreement with Oppenheimer & Co. Inc., Paramount BioCapital, Inc. and Griffin Securities, Inc. (the “Placement Agents”) whereby the Placement Agents agreed to act as placement agents in connection with the placement of the Shares. In consideration for their services, the Company has agreed to pay aggregate cash commissions and fees equal to six percent of the gross cash proceeds from the Offering, or approximately $1.9 million. The Company is also required to issue five-year warrants to the Placement Agents to purchase an aggregate of three percent of the Shares sold in the Offering) at an exercise price of $5.75 per share (the “Placement Agent Warrants”).

Pursuant to the Offering, the Company has agreed to file a registration statement covering the resale of the Shares and the common stock issuable upon exercise of the Warrants and Placement Agent Warrants within 45 days following the closing date of the Offering, and use its best efforts to cause the registration statement to be effective within 90 days after such closing date.

Neither the Shares, Warrants or Placement Agent Warrants to be sold and issued in the Offering (including the shares of common stock issuable upon exercise of the Warrants or Placement Agent Warrants), will be registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relying on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Shares, Warrants and Placement Agent Warrants has not and will not involve a public offering as each investor was “accredited” and no general solicitation has been involved in the Offering.

The Company’s press release dated February 16, 2007, announcing the private placement discussed above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Press Release dated February 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.: (Registrant)

Date: February 16, 2007	By:	/s/ Jonathan Lewis
Jonathan Lewis, Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release date February 16, 2007